EX-99.19a-1

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	December-2021
Distribution amount per share	$0.02632

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00711	27%	$0.00711	27%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01921	73%	0.01921	73%

Total (per common share)	$0.02632	100%	$0.02632	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2021	3.49%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2021	7.26%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2021	-1.32%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2021	0.61%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-1221

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	January-2022
Distribution amount per share	$0.02616

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00602	23%	$0.01207	23%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02014	77%	0.04041	77%

Total (per common share)	$0.02616	100%	$0.05248	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2021	3.45%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2021	7.28%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2021	-0.30%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2021	1.22%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0122

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	February-2022
Distribution amount per share	$0.02563

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00461	18%	$0.01562	20%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02102	82%	0.06249	80%

Total (per common share)	$0.02563	100%	$0.07811	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2022	3.04%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2022	7.31%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2022	-2.00%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2022	1.86%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0222

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	March-2022
Distribution amount per share	$0.02505

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00451	18%	$0.02063	20%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02054	82%	0.08253	80%

Total (per common share)	$0.02505	100%	$0.10316	100%

Average annual total return (in relation to NAV) for the five years ended 2-28-2022	2.74%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2022	7.26%

Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2022	-3.00%

Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2022	2.49%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0322

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	April-2022
Distribution amount per share	$0.02447

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00245	10%	$0.02170	17%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02202	90%	0.10593	83%

Total (per common share)	$0.02447	100%	$0.12763	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2022	2.15%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2022	7.34%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2022	-5.66%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2022	3.19%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0422

MFS® Government Markets Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	May-2022
Distribution amount per share	$0.02357

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00519	22%	$0.02722	18%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01838	78%	0.12398	82%

Total (per common share)	$0.02357	100%	$0.15120	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2022	1.33%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2022	7.37%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2022	-8.82%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2022	3.94%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0522